Exhibit 1.1

Articles of Incorporation

Responsible Division: Strategy and Planning Division (Name Change of the Division on December 21, 2007)

Adopted: Jan. 4, 1999
Amended (01): Apr. 11, 2000 (Gyoungji 021-0025)	Amended (02): Mar. 7, 2001 (Gyoungji 021-0054)
Amended (03): Mar. 20, 2002 (Strategy 021-0183)	Amended (04): May 15, 2002 (Strategy:021-0370)
Amended (05): Mar. 26, 2003 (Strategy 021-0118)	Amended (06): Sep. 29, 2003 (Strategy 021-0414)
Amended (07): Mar. 25, 2004 (Strategy 021-0219)	Amended (08): Mar. 28, 2006 (Strategy 032-0108)
Amended (09): Mar. 27, 2007 (Strategy 021-0090)	Amended (10): Dec. 11, 2008 (Strategy 021-0006)
Amended (11): Mar. 26, 2009 (Strategy 021-0167)	Amended (12): Mar. 25, 2010 (Strategy 021-0167)
Amended (13): Mar. 24, 2011 (Strategy 021-0161)	Amended (14): Mar. 29, 2012 (Strategy 022-0255)
Amended (15): Jun. 5, 2013 (Strategy 021-0348)	Amended (16): Mar. 21, 2014 (Strategy 021-0166)
Amended (17): Nov. 3, 2014 (Strategy 021-0620)	Amended (18): Mar. 25, 2016 (Strategy 021-1031)
Amended (19): Dec. 30, 2016 (Strategy 021-1361)	Amended (20): Mar. 24, 2017 (Strategy 021-0113)

CHAPTER I

GENERAL PROVISIONS

Article 1 (Corporate Name)

The name of this bank shall be “Chusik Hoesa Woori Bank” (the “Bank”), which shall be “Woori Bank” in English.

Article 2 (Objective)

The objective of the Bank shall be to engage in all banking businesses prescribed by the Banking Act, and trust business; provided, however, that the Bank may concurrently conduct other businesses by obtaining the relevant government licenses, approvals and/or permits from the relevant authorities.

Article 3 (Location of Head Office and Establishment of Branches)

(1)	The Bank shall have its head office in Seoul.

(2)	The Bank may establish branches, agencies, business offices and other offices (“branches, etc.”) in and outside of Korea, as it deems necessary.

Article 4 (Method of Public Notices)

(1)	Public notices of the Bank shall be made on the website of the Bank (www.wooribank.com); provided, however, that if such public notice on its website cannot be made due to a computer malfunction or any other unavoidable reason, public notice of the Bank shall be made in Seoul Shinmoon and The Donga Ilbo, daily newspapers published in Seoul.

(2)	Notwithstanding Paragraph (1) above, public notice of the financial statements under Article 41 of the Banking Act shall be made by an electronic document on the website of the Korea Federation of Banks.

CHAPTER II

SHARES OF STOCK

Article 5 (Total Number and Classes of Shares to be Issued)

(1)	The total number of shares to be issued by the Bank shall be 5,000,000,000 shares, and the par value per share to be issued by the Bank shall be KRW 5,000.

(2)	The shares to be issued by the Bank shall be common shares and class shares.

(3)	The classes of shares to be issued by the Bank shall be shares with preferred dividends, non-voting shares, convertible shares, redeemable shares or a combination thereof.

(4)	The share certificates of the Bank shall be issued in registered form, and in the following eight denominations: 1, 5, 10, 50, 100, 500, 1,000 and 10,000 shares, which may be split or consolidated upon request by shareholders.

Article 6 (Issuance of Non-Voting Shares with Preferred Dividends)

(1)	The non-voting shares with preferred dividends to be issued by the Bank shall have no voting rights and shall be issued up to one-fourth of the total number of issued and outstanding shares of the Bank.

(2)	The dividend rate on non-voting shares with preferred dividends shall be not less than 1% of the par value thereof per annum and shall be determined at the time of issuance thereof by a resolution of the Board of Directors; provided, however, that the dividend rate shall be as set forth in Article 51-2(5) below in case of interim dividend under Article 51-2 below.

(3)	The non-voting shares with preferred dividends to be issued by the Bank may be participatory or non-participatory, or cumulative or non-cumulative, by a resolution of the Board of Directors.

(4)	If a resolution not to distribute the prescribed dividends on non-voting shares with preferred dividends is adopted, such shares shall be deemed to have voting rights from the General Meeting of Shareholders immediately following the General Meeting of Shareholders where such resolution is adopted, until the end of the General Meeting of Shareholders at which a resolution to distribute preferred dividends on non-voting shares with preferred dividends is adopted.

(5)	If the Bank issues new shares by way of capital increase for consideration or capital increase without consideration, the new shares issued with respect to non-voting shares with preferred dividends shall be common shares in the case of a capital increase for consideration, and non-voting shares with preferred dividends in the case of a capital increase without consideration.

(6)	The term of non-voting shares with preferred dividends shall be not less than one year from the date of issue thereof, as determined by a resolution of the Board of Directors, and non-voting shares with preferred dividends shall be converted into common shares upon expiration of such term.

(7)	If the preferred dividends of the non-voting shares under Paragraph (1) above are participatory or cumulative and are not paid during the period set forth in Paragraph (6) above, such period shall be extended until all the prescribed dividends have been paid.

(8)	In connection with Paragraphs (5) and (6) above, Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon conversion.

Article 6-2 (Issuance of Convertible Shares)

(1)	When issuing non-voting shares with preferred dividends, the Bank may issue such shares as convertible shares which entitle the holders thereof to request their conversion into common shares.

(2)	The Bank may, by a resolution of the Board of Directors, issue convertible shares up to the total number of issued and outstanding non-voting shares with preferred dividends. The number of common shares to be issued upon conversion shall be at the rate of one common share for each convertible share; provided, however, that the conversion ratio of convertible shares into common shares may be adjusted by anti-dilution clauses determined by the Board of Directors at the time of issuance thereof, considering the reasonable anti-dilution practice against the dilution of shareholders’ rights, within the scope of issuing additional shares and applicable laws.

(3)	Convertible shares may be converted at the option of the holders thereof within between one and 10 years from the date of issuance thereof, as determined by a resolution of the Board of Directors. Article 9 hereof shall apply mutatis mutandis with respect to the distribution of dividends on new shares issued upon conversion.

(4)	If the Bank issues new shares through a capital increase without consideration, the new shares issued with respect to convertible shares shall be convertible shares. If the Bank issues new shares through a capital increase for consideration, the new shares issued with respect to convertible shares shall be common shares; provided that the holder of convertible shares shall have a warrant to subscribe for one common share for each convertible share held by it; provided, further, that in the case of an adjustment of the conversion ratio, the conversion ratio in effect at the time of such adjustment shall apply.

(5)	The convertible shares under this Article 6-2 may be issued as redeemable shares under Article 6-3 below.

Article 6-3 (Issuance of Redeemable Shares)

(1)	When issuing non-voting shares with preferred dividends, the Bank may, by a resolution of the Board of Directors, issue such shares as redeemable shares which may, at the option of the Bank or the holders thereof, be redeemed with profits of the Bank. The number of such redeemable shares shall be not more than the total number of issued and outstanding non-voting preferred dividend shares, as determined by a resolution of the Board of Directors.

(2)	The redemption date for redeemable shares shall be between one and 50 years from the date of issuance, as determined by the Board of Directors; provided, however, that the Bank may redeem all or part of the redeemable shares prior to such redemption date pursuant to relevant laws and regulations.

(3)	If the Bank redeems only a part of the issued redeemable shares, it shall redeem the redeemable shares held by individual shareholders in proportion to their holdings, within the scope provided for by applicable laws and regulation. For the purpose of this calculation, a fraction of a share shall not be redeemable.

(4)	The Bank shall redeem redeemable shares within three months of the approval of the statements of appropriation of retained earnings by the Ordinary General Meeting of Shareholders.

(5)	The price to be paid for redeemed shares shall be one of the following as determined by a resolution of the Board of Directors approving the issuance of redeemable shares: (i) the face value of the redeemed shares, (ii) the market price at the time of redemption, or (iii) the issue price thereof, plus an amount calculated at an interest rate determined by considering the market interest rate.

(6)	The Board of Directors determining the issuance of redeemable shares may decide (i) to have the redeemable shares redeemed by the Bank if a shareholder requests redemption during the redemption period, or (ii) to have the redeemable shares redeemed by the Bank by a resolution of the Board of Directors during the redemption period. If the redeemable shares have not been redeemed prior to the last day of the redemption period, redemption of such shares will occur on the last day of the period for redemption; provided, however, that, if there is no profit for redemption on the last day of the redemption period, the redemption period shall be extended until actual redemption.

(7)	The Bank may issue redeemable shares under this Article 6-3 as convertible shares under Article 6-2 above.

(8)	The Bank shall, two weeks prior to the date of acquisition of the shares to be redeemed, give notice or public notice of such fact to the shareholders and other right holders in the registry of shareholders.

Article 7 (Preemptive Rights)

(1)	The issuance of new shares by the Bank by a resolution of the Board of Directors shall be as follows:

1.	By granting the existing shareholders an opportunity to subscribe for new shares to be issued by the Bank in proportion to their respective shareholdings;

2.	By granting certain persons (including the shareholders of the Bank) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies) an opportunity to subscribe for new shares to be issued by the Bank, in a manner other than is set forth in subparagraph 1 above, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding, and strategic business alliance), up to 50% of the total issued and outstanding shares of the Bank; and

3.	By granting a large number of unspecified persons an opportunity to subscribe for new shares to be issued by the Bank, in a manner other than as set forth in subparagraph 1 above, up to 50% of the total issued and outstanding shares of the Bank, and allocating new shares to such persons who so subscribe.

(2)	If new shares are allocated under subparagraph 3 of Paragraph (1) above, new shares shall be allocated by any of the following methods by a resolution of the Board of Directors:

1.	Allocating new shares to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe, for new shares to be issued by the Bank;

2.	Allocating new shares to members of the Employee Stock Ownership Association pursuant to applicable laws and granting a large number of unspecified persons an opportunity to subscribe for new shares, including those which had not been subscribed for;

3.	Granting the existing shareholders the opportunity to preferentially subscribe for new shares to be issued by the Bank and granting a large number of unspecified persons the opportunity to be allocated new shares which had not been subscribed for; and

4.	Granting certain types of persons an opportunity to subscribe for new shares to be issued by the Bank, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment trader or investment broker such as an underwriter or arranger.

(3)	In allocating new shares under subparagraphs 2 or 3 of Paragraph (1) above, the Bank shall give an individual notice to the shareholders or make a public notice of the following matters, at least two weeks prior to the due date for payment of the new shares; provided, however, that in lieu of such individual notice or public notice, a report of material matters may be publicly disclosed to the Financial Services Commission and the Korea Exchange.

1.	Type and number of new shares;

2.	Issue price of new shares, and date of payment for new shares;

3.	Method of subscription for new shares;

4.	Name of person, who makes contribution in kind, type, quantity and value of property to be contributed in kind, and type and number of shares to be issued for such contribution in kind; and

5.	Other matters set forth by the laws.

(4)	In the event of issuance of new shares by any of methods set forth in Paragraph (1) above, the type and number of shares to be issued and the issue price shall be determined by a resolution of the Board of Directors.

(5)	If the allocated new shares are not subscribed for, or the subscription price therefor is not paid, by the specified due date, such unsubscribed or unpaid shares shall be disposed of by a resolution of the Board of Directors, in accordance with the relevant laws, including taking into account the appropriateness of issue price.

(6)	Fractions of shares, if any, resulting from the allocation of new shares shall be disposed of by a resolution of the Board of Directors.

(7)	In the event of allocation of new shares under subparagraph 1 of Paragraph (1) above, the Bank shall issue certificates of the warrants to the shareholders.

Article 7-2 (Stock Options)

(1)

The Bank may, by a special resolution of the General Meeting of Shareholders, grant to its employees (including the officers and employees of its related companies under Article 30 of the Enforcement Decree of the Commercial Code; same hereinafter in this Article 7-2) stock options pursuant to the Commercial Code and other applicable laws, up to 15% of the total number of issued and outstanding shares of the

Bank; provided, however, that such stock options may be granted to persons other than Directors of the Bank, by a resolution of the Board of Directors, up to 1% of the total number of issued and outstanding shares of the Bank, subject to approval by the first General Meeting of Shareholders held after date of grant of such stock options.

(2)	The persons who are entitled to receive stock options shall be officers and employees under Paragraph (1) above who have contributed, or are capable of contributing, to the establishment, management, technological innovations, etc. of the Bank, except for persons who are ineligible for stock options under the relevant provisions of the Commercial Code.

(3)	The exercise price per share for the stock option shall be as set forth in the Commercial Code and other applicable laws. This shall also apply in the case of adjustment of the exercise price after the grant of the stock option.

(4)	The shares (if the difference between the exercise price of the options and the market price of the shares is paid for in cash or treasury shares, the shares shall mean the shares on which the calculation for such difference is based) to be transferred upon the exercise of the stock option shall be common shares in registered form.

(5)	Stock options may be exercised within seven years from the third anniversary of the date of the resolution under Paragraph (1) above.

(6)	The grantee of stock options may only exercise the stock options after he or she has served for two years or longer after the date of the resolution under Paragraph (1) above; provided, however, that the grantee may exercise the stock options during the exercise period thereof if, within two years following the date of the resolution under Paragraph (1) above, such person dies or resigns for reasons not attributable to the grantee.

(7)	In any of the following instances, the Bank may, by a resolution of the Board of Directors, cancel stock options granted:

1.	When the relevant grantee voluntarily resigns from his/her position at the Bank after receiving the stock options;

2.	When the relevant grantee inflicts material damage or loss on the Bank intentionally or negligently;

3.	When the Bank is unable to respond to the exercise of stock options due to its bankruptcy, dissolution, etc.; or

4.	When there occurs any other event for cancellation of the stock options pursuant to the stock option agreement.

(8)	The Bank may grant stock options on a performance-based basis, and any exercise of such stock options may be cancelled or put on hold if the relevant performance goal is not achieved.

(9)	With respect to dividends on the new shares issued by exercise of stock options, Article 9 hereof shall apply mutatis mutandis.

Article 8 (Deleted)

Article 9 (Issuance Date of New Shares for the Purpose of Dividends)

In the case the Bank issues new shares through a capital increase for consideration, capital increase without consideration or stock dividend, the new shares shall, for purposes of distribution of dividends on such new shares, be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares were issued.

Article 10 (Changes in the Registry of Shareholders)

(1)	The Bank shall have a transfer agent for its shares.

(2)	The transfer agent, its office and the scope of its duties shall be determined by a resolution of the Board of Directors and a public notice shall be made in respect thereof.

(3)	The Bank’s registry of shareholders or a copy shall be kept at the office of the transfer agent. The Bank shall cause the transfer agent to handle the changes in the registry of shareholders, registration of creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuance of share certificates, receipt of reports and other matters related to shares.

(4)	The relevant procedures for the activities referred to in Paragraph (3) above shall be carried out in accordance with the Regulation on the Securities Transfer Agency Business and other Regulations applicable to transfer agents.

Article 11 (Deleted)

Article 12 (Deleted)

Article 13 (Deleted)

Article 14 (Deleted)

Article 15 (Report of Addresses, Names and Seals or Signatures of Shareholders and Others)

(1)	Shareholders and registered pledgees shall file their names, addresses and seals or signatures with the office of the transfer agent.

(2)	The persons set forth in Paragraph (1) above who reside in a foreign country should report, to the Bank, appointed agents and the addresses in Korea to which notices are to be sent.

(3)	The same shall apply in case of any changes in the matters referred to in Paragraphs (1) and (2) above.

(4)	<Deleted>

(5)	<Deleted>

Article 16 (Close of Shareholders’ Registry and Record Date)

(1)	The shareholders registered in the shareholders’ registry as of December 31 of each year shall be entitled to exercise their rights as shareholders at the Ordinary General Meeting of Shareholders convened for such fiscal year, and the Bank shall suspend changes in the shareholders’ registry from January 1 to January 15 of each year

(2)	The Bank may, if necessary for convening an Extraordinary General Meeting of Shareholders or for any other necessary reason, (i) suspend any changes in the shareholders’ registry for a period not exceeding three months as determined by a resolution of the Board of Directors, or (ii) determine a record date. The Bank shall give at least two weeks prior notice thereof to the public.

CHAPTER III

BONDS

Article 17 (Issuance of Bonds)

(1)	The Bank may issue bonds by a resolution of the Board of Directors.

(2)	Notwithstanding Paragraph (1) above, the Board of Directors may delegate to the Representative Director the issuance of bonds within a period not exceeding one year, by designating the amount and types of the bonds to be issued.

(3)	(Deleted)

(4)	(Deleted)

(5)	(Deleted)

Article 18 (Issuance of Convertible Bonds)

(1)	The Bank may, in any of the following cases, issue convertible bonds to persons other than existing shareholders of the Bank, by a resolution of the Board of Directors, up to a total face value of KRW 1 trillion:

1.	By granting certain persons (including the shareholders of the Bank) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies) an opportunity to subscribe for convertible bonds to be issued by the Bank, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding, and strategic business alliance);

2.	By granting a large number of unspecified persons (including the shareholders of the Bank) an opportunity to subscribe for bonds to be issued by the Bank and allocating convertible bonds to such persons who so subscribe;

(2)	If bonds are allocated under subparagraph 2 of Paragraph (1) above, they shall be allocated by any of the following methods by a resolution of the Board of Directors:

1.	Allocating convertible bonds to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe for bonds;

2.	Granting the existing shareholders the opportunity to preferentially subscribe for convertible bonds to be issued by the Bank and granting a large number of unspecified persons the opportunity to be allocated convertible bonds which have not been subscribed for; and

3.	Granting certain types of persons the opportunity to subscribe for convertible bonds to be issued by the Bank, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment trader or investment broker as underwriter or arranger.

(3)	The Board of Directors may grant conversion rights to only a part of the convertible bonds referred to in Paragraph (1) above.

(4)	The shares to be issued upon conversion shall be common shares or class shares, and the conversion price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the convertible bonds.

(5)	The conversion period shall commence (i) one month after the issue date of the convertible bonds or (ii) when the restrictions under applicable laws, if any, are removed, and end on the date immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors at the time of issuance of convertible bonds.

(6)	For purposes of any distribution of dividends on the shares issued upon conversion and any payment of accrued interest on the convertible bonds, Article 9 hereof shall apply mutatis mutandis.

Article 18-2 (Issuance of Bonds with Warrants)

(1)	The Bank may, in any of the following cases, issue bonds with warrants to persons other than existing shareholders of the Bank, by a resolution of the Board of Directors, up to a total face value of KRW 1 trillion;

1.	Granting certain persons (including the shareholders of the Bank) (such as foreign investors, domestic and foreign financial institutions, institutional investors, allied companies, investment companies, private equity funds and investment-purpose companies) an opportunity to subscribe for bonds with warrants to be issued by the Bank, as deemed necessary to achieve the Bank’s management objectives (including, but not limited to, introduction of new technology, improvement of the financial structure of the Bank or its subsidiaries, etc., funding, and strategic business alliance);

2.	Granting a large number of unspecified persons (including the shareholders of the Bank) the opportunity to subscribe for bonds to be issued by the Bank and allocating bonds with warrants to such persons who so subscribe;

(2)	If bonds are allocated under subparagraph 2 of Paragraph (1) above, such bonds shall be allocated by any of the following methods by a resolution of the Board of Directors:

1.	Allocating bonds to a large number of unspecified persons who subscribe, without classifying the types of persons who are granted the opportunity to subscribe, for the bonds;

2.	Granting the existing shareholders the opportunity to preferentially subscribe for bonds with warrants to be issued by the Bank and granting a large number of unspecified persons the opportunity to be allocated bonds with warrants which have not been subscribed for; and

3.	Granting certain types of persons the opportunity to subscribe for bonds with warrants to be issued by the Bank, in accordance with reasonable standards set forth in applicable laws, such as book building by an investment trader or investment broker such as an underwriter or arranger.

(3)	The exercise price of the warrants shall be determined by the Board of Directors; provided, however, that the aggregate amount of such exercise price shall not exceed the aggregate face value of the bonds with warrants.

(4)	The shares to be issued upon the exercise of warrants shall be common shares or class shares, and the issue price, which shall be equal to or greater than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of the bonds with warrants.

(5)	The period during which the warrants may be exercised shall commence (i) one month after the issue date of the bonds with warrants or (ii) when the restrictions under applicable laws, if any, are removed, and end on the date immediately preceding the redemption date thereof. However, the exercise period may be adjusted within the above period by a resolution of the Board of Directors at the time of issuance of the bonds with warrants.

(6)	For purposes of any distributions of dividends on the shares issued upon the exercise of warrants and any payment of accrued interest on the bonds with warrants, Article 9 hereof shall apply mutatis mutandis.

Article 18-3 (Issuance of Contingent Convertible Bonds)

(1)	The Bank may, by a resolution of the Board of Directors, issue bonds with the condition that the Bank shall be exempted from the obligation to repay such bonds and pay interest thereon upon the occurrence of any of the events predetermined by a resolution of the Board of Directors according to the objective and reasonable standards at the time of the issuance of such securities (such securities, “contingent convertible bonds”).

(2)	The Bank may issue contingent convertible bonds pursuant to Paragraph (1) above, by a resolution of the Board of Directors, up to the total face value of KRW 20 trillion.

(3)	The Bank shall be exempted from the obligation to repay the contingent convertible bonds issued by it and pay interest thereon (such relief, “Debt Adjustment”), in any of the following cases. The Board of Directors of the Bank may determine the terms changed by such Debt Adjustment at the time of issuance of the contingent convertible bonds:

1.	If the Bank receives a management improvement order from the Financial Services Commission under the Act on the Structural Improvement of the Financial Industry; and

2.	If the Bank is designated as an insolvent financial institution under the Act on the Structural Improvement of the Financial Industry.

Article 19 (Applicable Provisions for the Issuance of Bonds)

Articles 10 and 15 hereof shall apply to the issuance of bonds mutatis mutandis.

CHAPTER IV.

GNENERAL MEETINGS OF SHAREHOLDERS

Article 20 (Convening of General Meetings of Shareholders)

(1)	A General Meeting of Shareholders of the Bank shall be an ordinary General Meeting of Shareholders or an extraordinary General Meeting of Shareholders.

(2)	An ordinary General Meeting of Shareholders shall be held within three months after the date of settlement of accounts for each fiscal year, and an extraordinary General Meeting of Shareholders may be convened as deemed necessary.

(3)	Except as otherwise prescribed by applicable laws and regulations, the President and CEO of the Bank shall convene all General Meetings of Shareholders pursuant to a resolution of the Board of Directors; provided, however, that if the President and CEO of the Bank is absent or unable to perform his/her duties as such, the position shall be filled in accordance with the order of priority determined by the Board of Directors.

Article 21 (Notice of Convening a Meeting and Public Notice)

(1)	In convening any General Meeting of Shareholders, a written or electronic notice stating the date, place and purpose of the meeting and the management reference matters as set forth in Article 542-4(3) of the Commercial Code shall be dispatched to the shareholders at least two weeks prior to the date set for such meeting.

(2)	A convening notice of the General Meeting of Shareholders to the shareholders holding shares one-hundredth or less of the total number of voting shares of the Bank may be deemed to be made under Paragraph (1) above by (i) publishing two or more public notices in at least two daily newspapers set forth in Article 4(1) above, or (ii) making a public notice on the Data Analysis, Retrieval and Transfer System operated by the Financial Supervisory Service or the Korea Exchange.

(3)	In lieu of a notice or public notice of the management reference matters under Paragraph (1) above, such matters may be posted and kept in a manner set forth in the Commercial Code.

Article 22 (Place of Meeting)

(1)	A General Meeting of Shareholders shall be held at the location of the Bank’s head office or in another place in the vicinity.

(2)	If a General Meeting of Shareholders cannot be held in the place set forth in Paragraph (1) above for any unavoidable reason such as an act of God or an emergency situation equivalent thereto, such General Meeting of Shareholders may be held in another place within the Republic of Korea by a resolution of the Board of Directors.

Article 23 (Chairman)

(1)	The President and CEO of the Bank shall preside as chairman at all General Meetings of Shareholders.

(2)	If the President and CEO of the Bank is absent or unable to perform his/her duties as chairman of a General Meeting of Shareholders, the position shall be filled in accordance with the order of priority determined by the Board of Directors.

Article 23-2 (Chairman’s Authority to Maintain Order)

(1)	The chairman of the General Meeting of Shareholders may order persons who purposely speaks or acts in a manner that prevents or disrupts the deliberations of the General Meeting of Shareholders or who otherwise significantly disturbs the public order of the General Meeting of Shareholders to stop their remarks or to leave the place of meeting.

(2)	The chairman may restrict the length and frequency of the speech of shareholders if it is necessary for the smooth deliberations of the General Meeting of Shareholders.

Article 24 (Voting Rights)

Each shareholder shall have one vote for each share he/she/it owns.

Article 25 (Voting by Proxy)

(1)	A shareholder may exercise his/her/its vote through a proxy.

(2)	A proxy holder under Paragraph (1) above shall file with the Bank documents (power of attorney) evidencing the authority to act as a proxy prior to the commencement of the General Meeting of Shareholders.

Article 25-2 (Exercise of Voting Rights in Writing)

(1)	Any shareholder may, pursuant to a resolution of the Board of Directors, exercise its voting right in writing without being present at a General Meeting of Shareholders.

(2)	In the case of Paragraph (1) above, the Bank shall attach to the convening notice of the General Meeting of Shareholders forms and reference materials necessary for the exercise of voting rights in writing.

(3)	Any shareholder who intends to exercise its voting rights in writing without being present at the General Meeting of Shareholders shall indicate the necessary information in written form pursuant to Paragraph (2) above, and shall submit the completed forms to the Bank at least one day prior to the date of the General Meeting of Shareholder.

Article 25-3 (Split Voting)

(1)	If any shareholder who holds two or more votes wishes to split his/her/its votes, he/she/it shall notify the Bank, in writing or electronic notice, of such intent and the reasons therefor no later than three days prior to the date set for the General Meeting of Shareholders.

(2)	The Bank may refuse to allow the shareholder to split his/her/its votes, unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

Article 26 (Method of Resolution)

(1)	Except as otherwise provided in the applicable laws and regulations, all resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present; provided that such votes shall, in any event, represent not less than one-fourth of the total number of issued and outstanding shares of the Bank.

(2)	The number of voting rights exercised under Article 25-2 hereof shall be included in the number of voting rights of the shareholders present at a General Meeting of Shareholders.

Article 27 (Minutes of General Meetings of Shareholders)

The course of the proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in the minutes, which shall be affixed with the names and seal impressions or signatures of the chairman and the directors present at the meeting, and shall be kept at the head office and branches of the Bank.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 28 (Number of Directors)

(1)	The Bank shall have at least five Directors, who shall be elected at a General Meeting of Shareholders.

(2)	Directors shall be classified as standing Directors, outside Directors and other Directors who are not engaged in the regular business of the Bank (“non-standing Directors”); provided that the number of outside Directors shall be at least three, forming a majority of the total number of Directors.

Article 29 (Term of Director)

(1)	The term of office of a Director shall be not more than three years as determined by a General Meeting of Shareholders, and a Director so appointed may be reappointed; provided, however, that the term of office of an outside Director shall be within three years, with the right to be reappointed for subsequent one-year periods, for up to a total of six years.

(2)	Notwithstanding Paragraph (1) above, the term of office for Directors as otherwise set forth in the Commercial Code, the Banking Act, the Act on the Governance Structure of Financial Companies and other relevant laws shall apply.

(3)	The term of office for a Director under Paragraph (1) above shall be extended until the close of an ordinary General Meeting of Shareholders held with respect to the fiscal year which is the last fiscal year during his/her term in office.

Article 30 (Recommendation of Candidates for Director)

(1)	Candidates for the President and CEO of the Bank, outside Directors and Audit Committee members shall be recommended by the Officer Candidate Recommendation Committee. In such case, a resolution of the Officer Candidate Recommendation Committee shall be adopted by the affirmative vote of 2/3 or more of the members of such Committee in office.

(2)	Matters regarding the recommendation of candidates for standing Directors other than those covered by Paragraph (1) above shall be determined by the Board of Directors.

Article 31 (Qualifications of Directors)

(1)	A standing Director shall have considerable insight from practical experience in finance-related areas; provided that any of the following persons cannot be a standing Director:

1.	A person who is disqualified to be an officer as set forth in the Act on Corporate Governance of Financial Companies and other relevant laws;

2.	A person who has a special relationship with the management of the Bank or its related companies (meaning a subsidiary, etc. under the Banking Act; hereinafter the same shall apply);

3.	A person who, in connection with management of the Bank’s assets, may represent the interest of a certain company, etc. as he or she has a special relationship under the Banking Act with such company in a credit transaction with the Bank or its subsidiary, etc. (meaning a subsidiary, etc. under each subparagraph of Paragraph (2) of Article 37 of the Banking Act), a subsidiary bank of the Bank (meaning a subsidiary bank under Article 37(5) of the Banking Act) or a bank holding company, which has the Bank as its subsidiary, and its subsidiaries, etc. (meaning a subsidiary, etc. under Article 4(1)2 of the Financial Holding Companies Act);

4.	A person who has legal or social liability for the failure of a company or a financial institution; and

5.	A person who is deemed by the Board of Directors to be inappropriate to perform the duties of a standing Director.

(2)	The Bank shall appoint an outside Director with expertise and insight, in consideration of the following matters:

1.	Whether he or she has sufficient professional knowledge or practical experience in such relevant areas of finance, economics, business management, accounting, law or others as necessary to perform the duties of an outside Director;

2.	Whether he or she can fairly perform the duties of an outside Director for the interests of the shareholders and financial consumers without being bound by special interest;

3.	Whether he or she acts responsibly in accordance with the professional ethics necessary to perform the duties of an outside Director; and

4.	Whether he or she can allocate sufficient time and exercise efforts as required to faithfully perform the duties of an outside Director.

(3)	No person who falls under any of the following subparagraphs shall be an outside Director of the Bank, and any outside Director shall be removed from office when falling under any of such cases:

1.	A person who falls under any of the subparagraphs of Article 5(1) of the Act on Corporate Governance of Financial Companies;

2.	A person who falls under any of the subparagraphs of Article 6(1) of the Act on the Governance Structure of Financial Companies;

3.	A person who serves as outside Director, non-standing Director or non-standing auditor of financial company who is not an affiliate of the Bank (meaning a financial company under Article 2(1)1 of the Financial Holding Companies Act); and

4.	Other person who is deemed by the Board of Directors to be improper in performing the duties of an outside Director.

(4)	A non-standing Director shall be a person who has sufficient expertise or practical experience in financial areas and has the qualifications set forth under the Banking Act, the Act on the Governance Structure of Financial Companies and relevant laws.

(5)	No person who falls under any of subparagraphs 1, 3 and 4 of Paragraph (1) above shall be a non-standing Director.

Article 32 (By-election)

(1)	Even in the event of an interim vacancy in the office of a Director, the Bank may elect not to appoint a substitute Director if the number of remaining Directors satisfies the required number under law or these Articles of Incorporation. If a substitute Director is appointed, the term of office of such substitute Director shall begin on the date of his/her appointment.

(2)	If, due to resignation, dismissal or death of an outside Director or a similar cause, the composition of the Board of Directors fails to satisfy the requirements set forth in Paragraph (1) or (2) of Article 12 of the Act on the Governance Structure of Financial Companies, such requirements shall be satisfied on or prior to the date of the first General Meeting of Shareholders convened after the occurrence of such cause.

Article 33 (Composition and Role of the Board of Directors)

(1)	The Board of Directors shall consist of standing Directors, outside Directors and non-standing Directors.

(2)	The Board of Directors shall adopt resolutions regarding matters reserved for the Board of Directors by the Commercial Code, the Banking Act, the Act on the Governance Structure of Financial Companies and relevant laws and other important matters.

(3)	The Board of Directors shall review and resolve the following matters with the purpose of increasing profits to the shareholders:

1.	Matters regarding business management objectives and evaluation, such as establishing business management objectives and strategies, supervising management and evaluating management results, etc.;

2.	Matters regarding amendments to the Articles of Incorporation;

3.	Matters regarding budgets and annual closing of accounts, such as approving business plans and budgets, etc.;

4.	Matters regarding material changes to the organization, such as dissolution, business transfer and merger, etc.;

5.	Matters regarding the enactment, amendment and repeal of internal control standards and risk management standards;

6.	Matters regarding the establishment of governance structure policies, such as the succession of management by the chief executive officer, etc.;

7.	Matters regarding communication with shareholders and supervision of conflicts of interest between the Bank and large shareholders, officers, etc.;

8.	Confirmation of Director candidates (including candidates for members of the Audit Committee);

9.	Appointment and dismissal of the chairman of the Board of Directors, the chairman of each committee set forth in Article 39(1) (except the Audit Committee) and committee members (except the Audit Committee) (however, in the case of dismissal, such officer may continue to hold the office of Director);

10.	Appointment and dismissal of senior vice presidents and vice presidents who are the Directors (however, in the case of dismissal, such person may continue to hold the office of Director);

11.	Review of management remuneration;

12.	Supervision of major capital expenditures and corporate M&A;

13.	Supervision of accounting and financial reporting systems;

14.	Supervision of compliance with laws and ethics regulations;

15.	Supervision of effectiveness of corporate governance;

16.	Supervision of public disclosure of information; and

17.	Other matters set forth by the laws and regulations, and the Regulations of the Board of Directors.

(4)	Detailed matters of each subparagraph of Paragraph (3) above and detailed matters regarding the operation of the Board of Directors shall be determined by resolutions of the Board of Directors.

(5)	Notwithstanding Paragraph (2) above, the President and CEO of the Bank is authorized to determine the appointment or dismissal of manager (“jibaein” in Korean) and the establishment, transfer or closure of branches which are matters are reserved for the Board of Directors under Article 393(1) of the Commercial Code; provided it shall not apply to the establishment or closure of foreign branches.

Article 34 (Appointment of the CEO Etc.)

(1)	The Bank shall appoint one President and CEO of the Bank by a resolution of the General Meeting of Shareholders.

(1)-2	The President and CEO of the Bank shall act as the representative director of the Bank.

(2)	The chairman of the Board of Directors (the “Chairman”) shall be annually appointed from among the Directors by a resolution of the Board of Directors.

(2)-2	If the Board of Directors appoints a Chairman who is not an outside Director, an outsider director appointed by a resolution of the Board of Directors shall represent the outside Directors (the “Senior Outside Director”).

(3)	The chairmen and members of committees of Article 39(1) shall be appointed by the Board of Directors; provided that the chairman of Audit Committee shall be appointed by a resolution of the Audit Committee.

(4)	The Bank’s Deputy President and Executive Vice Presidents may be among the standing Directors and shall be recommended by the President and CEO of the Bank and appointed by the Board of Directors.

(4)-2	A Deputy President may be a non-Director, and shall be recommended by the President and CEO of the Bank and appointed by the Board of Directors.

(5)	An executive vice president may be a non-Director and shall be appointed by the President and CEO of the Bank.

Article 35 (Convening of a Meeting of the Board of Directors)

(1)	The meetings of the Board of Directors of the Bank shall be either Ordinary Board of Directors meetings or Extraordinary Board of Directors meetings, both of which shall be convened by the Chairman.

(2)	Ordinary Board of Directors meetings shall be convened once a quarter.

(3)	Extraordinary Board of Directors meetings may be convened from time to time as deemed necessary by the Chairman.

(4)	Any Director who is not the Chairman may request the Chairman to convene a meeting of the Board of Directors. If the Chairman refuses to convene a meeting of the Board of Directors without a justifiable cause, another Director may convene a meeting of the Board of Directors.

(5)	In convening a meeting of the Board of Directors, a convening notice stating the date, time and place of the meeting and the purposes for which such meeting has been convened shall be sent to each Director together with the agenda and related materials, at least one week prior to the scheduled date of such meeting. However, if there is an urgent reason, the said period may be shortened, or the sending of the related materials may be omitted.

(6)	If the Chairman is absent or unable to perform his/her duties as such, the position shall be filled in accordance with the order of priority determined by the Board of Directors.

Article 36 (Method of Resolution and Minutes of the Meetings of Board of Directors)

(1)	Except as otherwise provided in the Banking Act, the Act on the Governance Structure of Financial Companies and other applicable laws and regulations, all resolutions of Board of Directors meetings shall be adopted by the affirmative vote of more than one-half of the Directors present at such meeting where more than one-half of the total number of Directors are present.

(2)	The Board of Directors may allow all or part of the Directors to participate, without being physically present at a Board of Directors meeting, in the resolution of such Board of Directors’ meeting, by means of a communication system whereby they may receive and transmit live audio communication. Any Director participating in a Board of Directors meeting in the above manner shall be deemed to be present in person at such meeting.

(3)	Any Director who has a special interest in a resolution matter shall not be entitled to vote in such resolution.

(4)	The agenda, proceedings and results of a Board of Directors meeting and the dissenting Directors, if any, and his/her reasons for dissenting shall be recorded in the minutes, which shall be affixed with the names and seal impressions or signatures of the Directors present thereat.

Article 37 (Duties of the President and CEO, etc. of the Bank)

(1)	The President and CEO of the Bank shall represent the Bank, implement the matters resolved by the Board of Directors and oversee the overall business operations of the Bank.

(2)	A Director shall exercise independent judgment in his/her performance of duties. All standing Directors, other than those standing Directors who are members of the Audit Committee, shall perform their duties as management under the President and CEO of the Bank.

(3)	If the President and CEO of the Bank is absent or unable to perform his/her duties as such, the position shall be filled in accordance with the order of priority determined by the Board of Directors.

(4)	The President and CEO of the Bank shall cause any newly appointed Director to be informed about the business management status of the Bank within the earliest possible period, and shall procure that all Directors shall be provided with the latest information on the most recent business status and finances.

Article 38 (Obligations and Responsibilities of Directors)

(1)	A standing Director shall perform duties set forth in Article 37 hereof. An outside Director shall check and monitor the management of the Bank, and comply with and take special care of the confidential matters of the Bank; provided that a standing Director who is a member of Audit Committee cannot concurrently hold another office.

(2)	A Director shall have the following obligations:

1.	A Director shall attend the meetings of the Board of Directors and faithfully perform his/her duties as a prudent manager;

2.	In the event of a conflict of interest in performing his/her duties, a Director shall take an independent and objective position and exercise his/her powers in a direction favorable to the Bank;

3.	A Director shall comply with the Commercial Code and relevant laws and internal regulations of the Bank;

4.	If any Director finds any facts which may cause substantial losses to the Bank, such Director shall promptly report such to the Audit Committee;

5.	During his/her term and thereafter, a Director shall not divulge any trade secrets of the Bank obtained in the course of performance of his/her duties.

(3)	A Director be civilly and criminally liable for any damages suffered by the Bank and/or other third parties due to his/her breach of duty as Director.

(4)	A Director has the obligation to report to the Board of Directors and the Audit Committee all transactions between him/her or his/her specially related persons and the Bank. If the Board of Directors or the Audit Committee requests the discontinuance of such transaction by determining that such transaction may impair the independent judgment of Director, such Director shall immediately discontinue such transaction.

Article 39 (Committees within the Board of Directors)

(1)	The Bank shall have an Audit Committee within the Board of Directors as well as the following committees:

1.	Board of Directors Management Committee;

2.	Risk Management Committee;

3.	Compensation Committee;

4.	Officer Candidate Recommendation Committee; and

5.	Other special committees as determined by the Board of Directors.

(2)	The composition, powers, operation, etc. of each of the above committees shall be determined by a resolution of the Board of Directors.

(3)	A meeting of each of the above committees shall be convened by the person authorized to do so under the regulations of the relevant committee, and Articles 35(5) and 36 hereof shall apply mutatis mutandis with respect to such committees within the Board of Directors.

Article 40 (Deleted)

Article 41 (Remuneration, etc. for Directors)

(1)	The remuneration, bonus, etc. for the Directors shall be determined by a resolution of the General Meeting of Shareholders.

(2)	The retirement consolation funds for a Director shall be in accordance with a separately adopted Severance Pay Regulations for Directors, which adoption and abolition shall be determined by a resolution of the General Meeting of Shareholders.

(3)	The amount of remuneration and retirement consolation funds of outside Directors shall not exceed those for standing Directors.

(4)	All remuneration, bonus and other benefits of Directors shall be reported to the General Meeting of Shareholders at least once a year.

Article 41-2 (Limitation of Directors’ Liability to Company)

(1)	The Bank may, by a resolution of the General Meeting of Shareholders, exempt the liabilities of a Director of the Bank under Article 399 of the Korean Commercial Code with respect to such portion such liabilities which exceeds six times (or three times in the case of an outside director) the amount of his/her salary (including his/her bonus or profits from the exercise of stock options) received by such Director for the one-year period immediately preceding the date of the relevant act by such Director.

(2)	Paragraph (1) above shall not apply with respect to a Director who causes losses through willful misconduct or gross negligence or falls under Article 397, 397-2 or 398 of the Korean Commercial Code.

CHAPTER VI

AUDIT COMMITTEE

Article 42 (Composition of Audit Committee)

(1)	The Bank shall establish an Audit Committee under Article 39 hereof (the “Audit Committee”).

(2)	The Audit Committee shall consist of three or more Directors. Two-thirds or more of the members of the Audit Committee shall be outside Directors. The Audit Committee may have members who are not outside Directors (“standing Audit Committee members”).

(3)	The standing Audit Committee members shall satisfy the requirements of Paragraphs (1) and (2) of Article 6 of the Act on the Governance Structure of Financial Companies.

(4)	The chairman of the Audit Committee shall be elected from among the outside Directors by a resolution of the Audit Committee. In such case, two or more members can be elected as the joint chairmen of the Audit Committee.

(5)	The members of the Audit Committee shall be appointed by a resolution of the General Meeting of Shareholders; provided that any shareholder who holds voting shares more than three-one hundredths of the total issued voting shares of the Bank may not exercise the voting rights with respect to such excess shares. For purposes of the calculation of the number of held shares above, the shares held by the largest shareholder who is to exercise voting rights and his/her specially related persons, the shares held by a person on account of such largest shareholder and his/her specially related persons, and the shares of which voting rights have been delegated to such largest shareholder or his/her specially related persons shall be deemed to be shares held by such largest shareholder.

(6)	At least one outside Director who will serve as an Audit Committee member shall be appointed separately from the other directors.

Article 42-2 (Qualifications of Audit Committee Members)

(1)	One or more members of the Audit Committee shall be an accounting or financial expert as set forth in the Act on the Governance Structure of Financial Companies and other relevant laws.

1.	A certified public accountant who has relevant work experience of five years or more

2.	A person with a master’s degree or a higher degree in finance or accounting, who has work experience of five years or more as a researcher or assistant professor or higher-ranking position in a finance or accounting-related area at a research institution or a university after obtaining the relevant degree

3.	A person who has work experience as an executive officer for five years or more or an executive officer and/or employee for 10 years or more in a position in a finance or accounting-related area at a listed company

4.	A person who has work experience of five years or more in a position in a finance or accounting-related area or the supervision of the foregoing at a state, local municipality, public institution pursuant to the Act on the Management of Public Institutions, the Financial Supervisory Services pursuant to the Act on the Establishment, Etc. of Financial Services Commission, the Korea Exchange pursuant to the Financial Investment Services and Capital Market Act or institution related to financial investment business pursuant to Article 9(17) of the Financial Investment Services and Capital Market Act (excluding, however, any organization related to financial investment under subparagraph 8 of the same Paragraph)

5.	A person who has work experience of five years or more in a position in a finance or accounting-related area at an institution subject to inspection pursuant to Article 38 of the Act on the Establishment, Etc. of Financial Services Commission (including any foreign financial institution corresponding thereto)

(2)	In cases where the composition of the Audit Committee fails to meet the requirements set forth in the foregoing Paragraph and Article 42(2) hereof due to any cause such as the resignation or death of any member, the Bank shall ensure that the requirements are met at the first General Meeting of Shareholders convened after the occurrence of such cause.

Article 43 (Deleted)

Article 44 (Standing Audit Committee Members)

The Audit Committee may cause the standing Audit Committee members to audit matters separately determined by the Audit Committee.

Article 45 (Duties of the Audit Committee)

(1)	The Audit Committee shall examine the operations and accounting of the Bank.

(2)	The Audit Committee shall inspect the matters listed in the agenda of, and documents submitted to, a General Meeting of Shareholders and shall express its opinion as to whether there exists any significantly improper matter or any event violating the applicable laws and regulations or these Articles of Incorporation.

(3)	(Deleted)

(4)	The Audit Committee may request the Board of Directors to convene an Extraordinary General Meeting of Shareholders by submitting documents stating the agenda and reasons for convening such meeting.

(5)	The Audit Committee may request business reports from any subsidiary of the Bank under the Commercial Code if it is necessary for performing its duties. In such case, if the subsidiary does not promptly report to the Audit Committee or the Audit Committee needs to verify the contents of such report, the Audit Committee may investigate the status of business and the financial condition of the subsidiary.

(6)	The Audit Committee shall approve the appointment of external auditors.

(7)	In addition to the matters referred to in Paragraphs (1) through (6) above, the Audit Committee shall carry out the matters delegated by the Board of Directors.

(8)	No matters resolved by the Audit Committee may be resolved again by the Board of Directors.

(9)	The Audit Committee may, at cost to the Bank, seek the assistance of experts.

Article 46 (Audit Committee’s Record)

For an audit performed by the Audit Committee, the Audit Committee shall prepare an Audit Committee’s record, which shall record the substance and results of the audit and be affixed with the names and seal impressions or signatures of the Audit Committee members who have performed such audit.

Article 47 (Applicable Provisions)

Article 31 (Qualification Requirements for Directors) and Paragraph (1) of Article 32 (By-election) shall apply mutatis mutandis to the Audit Committee.

CHAPTER VII

ACCOUNTING

Article 48 (Fiscal Year and Settlement of Accounts)

(1)	The fiscal year of the Bank shall begin on January 1 of each year and end on December 31 of such year, and the settlement of accounts shall be done for each fiscal year.

(2)	The President and CEO of the Bank shall settle the accounts as of the end of each fiscal year. The President and CEO of the Bank shall prepare the financial statements and supplementary data thereof, business report, consolidated financial statements and other documents showing the financial position and management performance of the Bank which are prescribed by applicable laws (including those regarding distribution of profits), and have such documents submitted to the Audit Committee after having them approved by the Board of Directors.

(3)	The Audit Committee shall prepare and submit an audit report to the President and CEO of the Bank after receipt of the documents described in Paragraph (2) above.

(4)	The President and CEO of the Bank shall submit the financial statements and the supplementary data thereof, as well as the consolidated financial statements, to the ordinary General Meeting of Shareholders for approval, and submit and report the business report to the ordinary General Meeting of Shareholders; provided that the scope of the financial statements and consolidated financial statements shall be as prescribed in the higher-ranking laws and regulations.

Article 48-2 (Appointment of External Auditors)

The external auditors of the Bank shall be appointed with the approval of the Audit Committee pursuant to the Act on External Audit of Stock Companies, and such appointment shall be reported to the first ordinary General Meeting of Shareholders held after such appointment or shall be notified to the shareholders as of the date of the most recent close of the registry of shareholders in writing or by electronic document or be publicly notified on the website of the Bank.

Article 49 (Disposal of Profits)

(1)	The Bank shall dispose of the net profit of the Bank and the amounts carried over from the previous fiscal years as of the end of each fiscal year as follows:

1.	statutory reserves;

2.	dividends to the shareholders;

3.	dividend reserves;

4.	bonus for officers;

5.	reserves for retirement consolation funds; and

6.	amounts to be carried over to the subsequent year.

(2)	The net profit which remains after being disposed of under Paragraph (1) above, if any, may be disposed of as discretionary reserves.

Article 50 (Recordkeeping for Settlement of Accounts)

(1)	The President and CEO of the Bank shall keep on file the financial statements and supplementary data thereof, consolidated financial statements, business report and audit report at the head office of the Bank for five years and certified copies of all of such documents at the branches of the Bank for three years, beginning from one week before the date of the ordinary General Meeting of Shareholders.

(2)	The fees for the issuance of certified copies or abstracts of the documents under Paragraph (1) above shall be as separately determined.

Article 51 (Dividends to Shareholders)

(1)	Dividends may be distributed in cash or stock or other property.

(2)	Dividends to shareholders shall be paid to the shareholders registered in the Bank’s shareholders’ registry or registered pledgees as of the last day of each fiscal year.

(3)	If the Bank distributes dividends in other property under Paragraph (1) above, the shareholders may request to be paid in cash rather than in such property, and the Bank may pay cash instead of such property to shareholders holding less than a certain number of shares of the Bank.

Article 51-2 (Distribution of Interim Dividends)

(1)	The Bank may, only once during a fiscal year, pay interim dividends under the Commercial Code and other applicable laws, to the shareholders registered in the Bank’s registry of shareholders as of the record date set by the Board of Directors.

(2)	The interim dividends shall be paid within the limit of the amount remaining after deducting each of the following subparagraphs from the amount of net assets in the balance sheet in the immediately preceding fiscal year (“Immediately Preceding Period”):

1.	The amount of capital in the Immediately Preceding Period;

2.	The total amount of capital surplus reserve and earned surplus reserve accumulated until the Immediately Preceding Period;

3.	The unrealized gain as set forth in the Enforcement Decree of the Commercial Code;

4.	The amount determined to be distributed as profits at the Ordinary General Meeting of Shareholders convened for the Immediately Preceding Period; and

5.	The earned surplus reserve to be accumulated in the current period for the settlement of accounts due to the distribution of interim dividends.

(3)	If new shares are issued after the commencement of a fiscal year but before the record date under Paragraph (1) above (including the capitalization of reserves, stock dividends, request for conversion of convertible bonds, exercise of warrants under bonds with warrants and exercise of stock options), such new shares shall, for purposes of distribution of interim dividends on such new shares, be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year in which such new shares were issued.

(4)	For interim dividends, the same dividend rate shall apply to preferred shares under Article 6 hereof as on common shares.

(5)	No interim dividends shall be paid if profit is not expected for the fiscal year concerned.

Addenda <January 4, 1999>

1.	These Articles of Incorporation shall become effective from January 4, 1999.

2.	For the standing Directors, non-standing Directors, chairman of the Board of Directors, chairman of each of the committees and its members, who are first appointed after the effective date of these Articles of Incorporation, the procedures under Articles 30, 34(2) and 34(3) hereof shall be deemed to have been completed.

3.	Notwithstanding Article 30(2) hereof, if a new President and CEO of the Bank is appointed due to expiration of the predecessor’s term of office or the like, the powers set forth in Article 30(2) hereof which are the powers of the President and CEO of the Bank shall be exercised by the newly appointed President and CEO of the Bank, and the powers of the Board of Directors shall be exercised by a Board of Directors consisting of the non-standing Directors newly appointed at the relevant General Meeting of Shareholders, the existing non-standing Directors other than the outgoing non-standing Directors, the newly appointed President and CEO of the Bank and the existing standing Directors (other than the outgoing President and CEO of the Bank).

Addenda <1: April 11, 2000>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 25, 2000.

Article 2 (Term of Office of Directors)

The outside Directors as of the effective date of these Articles of Incorporation shall be deemed to have been appointed under these Articles of Incorporation.

Article 3 (Recommendation of Directors)

The Directors first appointed under these Articles of Incorporation shall be deemed to have been recommended under Article 30 hereof.

Addenda <2: March 7, 2001>

These Articles of Incorporation shall become effective from March 5, 2001.

Addenda <3: March 20, 2002>

These Articles of Incorporation shall become effective from March 20, 2002.

Addenda <4: May 15, 2002>

These Articles of Incorporation shall become effective from May 20, 2002.

Addenda <5: March 26, 2003>

These Articles of Incorporation shall become effective from March 26, 2003.

Addenda <6: September 29, 2003>

These Articles of Incorporation shall become effective from September 29, 2003.

Addenda <7: March 25, 2004>

These Articles of Incorporation shall become effective from March 25, 2004.

Addenda <8: March 28, 2006>

These Articles of Incorporation shall become effective from March 24, 2006.

Addenda <9: March 27, 2007>

These Articles of Incorporation shall become effective from March 26, 2007.

Addenda <10: December 11, 2008>

These Articles of Incorporation shall become effective from December 11, 2008.

Addenda <11: March 26, 2009>

These Articles of Incorporation shall become effective from March 26, 2009.

Addenda <12: March 25, 2010>

These Articles of Incorporation shall become effective from March 25, 2010.

Addenda <13: March 24, 2011>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 24, 2011.

Article 2 (Transitional Provisions)

(1)	Article 31(3)2 as amended shall start applying to the first outside Directors appointed after the effective date of these Articles of Incorporation.

(2)	Articles 34(3) and 42(5) as amended shall start applying to the first Audit Committee members who are outside Directors appointed after the effective date of these Articles of Incorporation.

Addenda <14: March 29, 2012>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from March 29, 2012.

Article 2 (Transitional Provisions)

Articles 5, 6, 6-2, 6-3, 7, 17, 18, 18-2, 36, 48, 50 and 51-2 shall become effective from April 15, 2012.

Addenda <15: June 5, 2013>

These Articles of Incorporation shall become effective from June 5, 2013.

Addenda <16: March 21, 2014>

These Articles of Incorporation shall become effective from March 20, 2014.

Addenda <17: November 3, 2014>

Article 1 (Effective Date)

These Articles of Incorporation shall become effective from the date of registration of the merger between Woori Bank and Woori Finance Holdings Co., Ltd.; provided, however, that the provisions hereof that are only applicable with respect to listed companies shall apply from the date on which the Bank is listed on the KRX Stock Market Division.

Addenda <18: March 25, 2016>

Article 1 (Effectiveness) These Articles of Incorporation shall become effective as of March 25th, 2016.

Article 2 (Transitional Provisions) Articles 29, 31(1), 31(3), 31(4), 32, 33(2), 36, 39(4), 42(3), and 42-2(1) shall become effective as of August 1st, 2016.

Addenda <19: December 30, 2016>

These Articles of Incorporation shall become effective as of December 30, 2016.

Addenda <20: March 24, 2017>

These Articles of Incorporation shall become effective as of June 30, 2017.